EXHIBIT (99)(D)

                        AMENDMENT TO EMPLOYMENT AGREEMENT


        AMENDMENT to that certain Employment Agreement (the "Agreement") dated as of January 1, 1996 by and between Nantucket Industries, Inc., a Delaware corporation having its principal office at 105 Madison Avenue, New York, NY
10016 (the "Company") and Joseph Visconti, residing at 39 Struly Drive, Massapequa Park, New York 11762 (the "Executive").

        WHEREAS, the Company is contemplating certain capital transactions (the "Transactions") with NAN Investors, L.P., a Delaware limited partnership (the "Investors") pursuant to the terms of a Common Stock and Convertible Subordinated Debentures Purchase Agreement (the "Purchase Agreement"), ;

        WHEREAS, certain provisions of the Agreement limit the Company's ability to consummate the Transactions;

        WHEREAS, Executive has an economic interest in the success of the Company and Executive desires that the Company consummate the Transactions;

        WHEREAS, Company and the Executive are both willing to modify the Agreement so that it will not limit the Company's ability to consummate the Transaction.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree:

        1. That Section II.C.(i)(c) of the Agreement be amended by deleting said
Section II.C.(i)(c) it in its entirety and substituting the following in place thereof:

             "(c) any person (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) except (I) GUESS?, Inc., Maurice Marciano, Paul Marciano and Armand Marciano and/or any affiliates thereof (collectively the "GUESS? Group"), or (ii) Investors and/or any general or limited partner or any Affiliate (as defined in the Purchase Agreement) thereof (collectively, the Investors Group") becomes (subsequent to the date of this Agreement) the beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;"



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        2. That Section II.C.(i)(d) of the Agreement be amended by deleting said
Section II.C.(i)(d) it in its entirety and substituting the following in place thereof:

             "(d) Either the GUESS? Group or the Investors Group becomes (subsequent to the date of this Agreement) the beneficial owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding securities;"

        3. Except as expressly amended herein, the Agreement shall remain unmodified and in full force and effect.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on August , 1996.


                                                  NANTUCKET INDUSTRIES, INC.

                                                  By:/s/ Stephen M. Samberg
                                                     --------------------------
                                                     Stephen M. Samberg,
                                                     Chairman of the Board and
                                                     Chief Executive Officer


                                                  EXECUTIVE


                                                  /s/ Joseph Visconti
                                                  -----------------------------
                                                  Joseph Visconti



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